Exhibit 4.30

UỶ BAN NHÂN DÂN
TỈNH QUẢNG NAM

CỘNG HOÀ XÃ HỘI CHỦ NGHĨA VIỆT NAM
Độc lập - Tự do - Hạnh phúc

GIẤY CHỨNG NHẬN ĐẦU TƯ
Số: 331022000010

Chứng nhận đăng ký lại: ngày 08 tháng 7 năm 2008

Căn cứ Luật Tổ chức Hội đồng nhân dân và Uỷ ban nhân dân ngày 26/11/2003;

Căn cứ Luật Đầu tư số 59/2005/QH11 ngày 29/11/2005;

Căn cứ Luật Doanh nghiệp số 60/2005/QH11 ngày 29/11/2005;

Căn cứ Nghị định số 108/2006/NĐ-CP ngày 22/9/2006 của Chính phủ Quy định chi tiết và hướng dẫn thi hành một số điều của Luật Đầu tư;

Căn cứ Nghị định số 88/2006/NĐ-CP ngày 29/8/2006 của Chính phủ về đăng ký kinh doanh;

Căn cứ Nghị định số 101/2006/NĐ-CP ngày 21/9/2006 của Chính phủ quy định việc đăng ký lại, chuyển đổi và đăng ký đổi Giấy chứng nhận đầu tư của các doanh nghiệp có vốn đầu tư nước ngoài theo quy định của Luật Doanh nghiệp và Luật Đầu tư;

Theo đề nghị của Sở Kế hoạch và Đầu tư tại Tờ trình số 158/TTr-SKHĐT ngày 27/6/2008,

UỶ BAN NHÂN DÂN TỈNH QUẢNG NAM

Chứng nhận: CÔNG TY TNHH VÀNG PHƯỚC SƠN
Giấy phép đầu tư số 2355/GP ngày 20/10/2003, Giấy chứng nhận điều chỉnh Giấy phép đầu tư số 2355/GCNĐC1-BKH ngày 25/10/2006 của Bộ Kế hoạch và Đầu tư.

Đăng ký lại doanh nghiệp và thực hiện dự án đầu tư với nội dung sau:

Điều 1. Nội dung đăng ký kinh doanh:
1.Tên doanh nghiệp bằng tiếng Việt: CÔNG TY TRÁCH NHIỆM HỮU HẠN VÀNG PHƯỚC SƠN
Tên doanh nghiệp bằng tiếng Anh: PHUOC SON GOLD COMPANY LIMITED
Tên viết tắt: PSGC
2. Loại hình doanh nghiệp: Công ty TNHH hai thành viên trở lên
3. Địa chỉ trụ sở chính: Thị trấn Khâm Đức, huyện Phước Sơn, tỉnh Quảng Nam.
Văn phòng giao dịch: 644-646 Ngô Quyền, thành phố Đà Nẵng.
4. Ngành, nghề kinh doanh:
Thăm dò, khai thác, chế biến quặng vàng và các khoáng sản đi kèm.
5. Vốn điều lệ của doanh nghiệp: 5.000.000 USD (Năm triệu đô la Mỹ)

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6. Người đại diện theo pháp luật của doanh nghiệp:
- Ông Nguyễn Xuân Tường
- Ngày sinh: 01/01/1955 - Quốc tịch: Việt Nam
- CMND số: 200884407, ngày cấp: 04/11/1993, nơi cấp: Công an tỉnh Quảng Nam Đà Nẵng.
- Chức danh: Tổng Giám đốc
- Nơi đăng ký hộ khẩu thường trú: 127 đường Mai Lão Bạng, phường Thuận Phước, Quận Hải Châu, thành phố Đà Nẵng.

II. Nội dung dự án đầu tư:

1. Tên dự án đầu tư : DỰ ÁN VÀNG PHƯỚC SƠN

2. Mục tiêu và quy mô của dự án:

Mục tiêu:

+ Khai thác, chế biến vàng và các khoáng sản đi kèm tại khu mỏ Đăk Sa, xã Phước Đức, huyện Phước Sơn, tỉnh Quảng Nam.

+ Thăm dò, khai thác và chế biến vàng và khoáng sản đi kèm tại các khu vực mỏ với diện tích 70 km^2 thuộc các huyện Phước Sơn và Nam Giang, tỉnh Quảng Nam.

+ Toàn bộ sản phẩm của Doanh nghiệp để xuất khẩu.

Quy mô của dự án: Trong giai đoạn 6 năm đầu hoạt động sản xuất, công suất khai thác và chế biến theo thiết kế của dự án là 150.000 tấn quặng/năm (hàm lượng vàng trung bình 7,8 gam/tấn quặng).

3. Địa điểm thực hiện dự án:

Nhà xưởng sản xuất đặt tại Đak Sa, xã Phước Đức, huyện Phước Sơn, tỉnh Quảng Nam.

4. Tổng vốn đầu tư: 65.000.000 USD (Sáu mươi lăm triệu đô la Mỹ)

Trong đó: vốn góp để thực hiện dự án: 5.000.000 USD
Các thành viên đóng góp như sau:

+ Công ty Cổ phần Kỹ nghệ Khoáng sản Quảng Nam: 750.000 USD (Bảy trăm năm mươi ngàn đô la Mỹ), chiếm 15% vốn điều lệ của công ty.

+ Công ty NEW VIETNAM MINING CORP góp 4.250.000 USD (Bốn triệu hai trăm năm mươi ngàn đô la Mỹ)

+ Phần vốn còn lại công ty vay từ các ngân hàng thương mại hoặc huy động từ các nguồn vốn hợp pháp khác.

+ Trong quá trình hoạt động, Công ty Cổ phần Kỹ nghệ Khoáng sản Quảng Nam được quyền mua lại phần vốn điều lệ của Công ty NEW VIETNAM MINING CORP để đạt ít nhất 30% vốn điều lệ sau 5 năm hoạt động có lãi.

5. Thời hạn hoạt động của dự án: 30 (Ba mươi) năm, kể từ ngày 20/10/2003.

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6. Tiến độ thực hiện dự án:

+ 10/2003 - 01/2006: Hoàn thành các báo cáo đánh giá tác động môi trường và nghiên cứu khả thi để xin cấp Giấy phép khai thác khoáng sản;

+ 01/2006 - 4/2008: Xúc tiến các hoạt động triển khai đầu tư ban đầu, gồm thiết lập các cơ sở hạ tầng của mỏ; nghiên cứu và thiết kế công nghệ tuyển luyện quặng, thiết kế nhà máy, đập chứa thải, đặt hàng cho các nhà chế tạo thiết bị chuyên dùng để chế tạo trang thiết bị cho nhà máy, thi công hệ thống các đường lò mỏ vỉa;

+ 5/2008 - 9/2009: Tiếp tục các hoạt động xây dựng mỏ, xây dựng nhà máy tuyển luyện vàng, đập chứa quặng thải, thăm dò nâng cấp, bổ sung trữ lượng và mở rộng mỏ.

+ 10/2009: đưa mỏ vào hoạt động sản xuất

7. Các chế độ thuế đối với dự án:

- Thuế suất thuế thu nhập doanh nghiệp hằng năm bằng 40% (Bốn mươi phần trăm) lợi nhuận thu được.

- Doanh nghiệp được miễn thuế nhập khẩu đối với hàng hoá nhập khẩu tạo tài sản cố định của dự án.

- Khi chuyển lợi nhuận ra khỏi Việt Nam, Bên nước ngoài nộp thuế bằng 7% (bảy phần trăm) số lợi nhuận chuyển ra.

- Các loại thuế khác, doanh nghiệp thực hiện theo quy định hiện hành của pháp luật Việt Nam tại thời điểm nộp thuế hàng năm.

8. Các quy định khác:

- Trong quá trình hoạt động, doanh nghiệp phải tuân thủ pháp luật Việt Nam, các quy định của Giấy chứng nhận đầu tư, các điều khoản của Hợp đồng liên doanh, Điều lệ doanh nghiệp; chấp hành đúng các quy định của pháp luật Việt Nam về chế độ báo cáo kế toán, thống kê, về thuế, thực hiện đầy đủ các quy định của Nhà nước Việt Nam và chấp hành các quy định của chính quyền địa phương.

- Doanh nghiệp phải tuân thủ các quy định pháp lý của Nhà nước Việt Nam về quản lý hoạt động kinh doanh vàng.

- Doanh nghiệp phải tuân thủ và thực hiện các quy định hiện hành về bảo vệ môi trường, cảnh quan mỏ, an toàn và vệ sinh công nghiệp; tuân thủ chặt chẽ quy trình, quy phạm khai thác mỏ, các biện pháp xử lý chất thải, rà phá bom mìn, phòng chống cháy nổ và an toàn lao động theo các quy định của Nhà nước Việt Nam. Việc hoàn trả đất sau khi khai thác phải theo đúng quy định của Nhà nước và chịu sự kiểm tra, giám sát của các cơ quan Nhà nước có thẩm quyền.

- Trong quá trình thăm dò, khai thác, nếu phát hiện thấy khoáng vật quý hiếm khác phải tạm dừng công việc và phải báo cáo cơ quan Nhà nước thẩm quyền chậm nhất trong vòng 10 ngày kể từ ngày phát hiện để xử lý theo các quy định về quản lý khoáng sản quý hiếm của Nhà nước Việt Nam.

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Điều 3. Giấy chứng nhận đầu tư được lập thành 03 (ba) bản gốc, 01 bản cấp cho Công ty TNHH Vàng Phước Sơn, 01 bản lưu tại UBND tỉnh Quảng Nam, 01 bản gửi Sở Kế hoạch và Đầu tư Quảng Nam.

Giấy chứng nhận đầu tư này thay thế cho Giấy phép đầu tư số 2355/GP ngày 20/10/2003, Giấy chứng nhận điều chỉnh Giấy phép đầu tư số 2355/GCNĐC1-BKH ngày 25/10/2006 của Bộ Kế hoạch và Đầu tư.

TM.UỶ BAN NHÂN DÂN

KT/CHỦ TỊCH

PHÓ CHỦ TỊCH

Lê Minh Ánh

Nơi nhận:
- Như điều 3;
- Lưu VT, KTTH.

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QUANG NAM PEOPLE’S	SOCIALIST REPUBLIC OF VIET NAM
COMMITTEE	Independence - Freedom - Happiness

INVESTMENT CERTIFICATE
No: 331022000010

Re-registration certificate dated 08 July 2008

Pursuant to the Law of the Organization the People’s Council and People’s Committee dated 26 November 2003;
Pursuant to the Investment Law no. 59/2005/QH11 dated 29 November 2005;
Pursuant to the Enterprise Law no.60/2005/QH11 dated 29 November 2005;
Pursuant to the Decree no.108/2006/ND-CP dated 22 September 2006 issued by the Government providing detailed stipulations and implementation guidelines for a number of the Investment Law;
Pursuant to the Decree no.88/2006/ND – CP dated 29 August 2006 by the Government on business registration;
Pursuant to the Decree no. 101/2006/ND – CP dated 21 September 2006 by the Government on re-registration, transformation and registration for new investment certificates of foreign-invested enterprises under the provisions of the Enterprise Law and Investment Law;
According to the request of the Department of Planning and Investment in the Statement no. 158/TTr – SKHDT dated 27 June 2008;

QUANG NAM PEOPLE’S COMMITTEE

Hereby certifies: PHUOC SON GOLD COMPANY LIMITED

Investment licence No.2355/GP dated 20 October 2003; Amended Investment licence No. 2355/GCNDC1-BKH dated 25 October 2006 by the Ministry of Planning and Investment.

To re-register the enterprise and implement the investment project with the following content:

Article 1: Content of business registration

1.	Name of enterprise in Vietnamese: CÔNG TY TRÁCH NHIAM HUU HAN VÀNG PHUOC SON
2.	Name of enterprise in English: PHUOC SON GOLD COMPANY LIMITED In abbreviation: PSGC
3.	Type of enterprise: Limited liability company with two or more members
4.	Head Office address: Kham Duc town, Phuoc Son district, Quang Nam province Representative office: 644-646 Ngo Quyen, Danang city
5.	Business line:

Exploring, exploiting, processing gold-ore and accompanied minerals.
6.	Charter capital: USD 5,000,000 ( five million United States Dollars)
7.	Legal Representative: MR. NGUYEN XUAN TUONG

•	Date of birth : 01 January 1955
•	Nationality : Vietnam
•	ID card No. : 200884407
•	Date of issue : 04 November 1993
•	Place of issue : Quang Nam - Da Nang Police
•	Position : General Director
•	Permanent address : 127 Mai Lao Bang, Thuan Phuoc precinct, Hai Chau district, Da Nang city

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Article 2: Investment project

1.	Name of the investment project	:	PHUOC SON GOLD PROJECT
2.	Objectives and scale of the project	:
Objectives		:
- Mining and processing gold and associated  minerals at Daksa gold mine, Phuoc Duc commune , Phuoc Son district, Quang Nam province;
- Exploring, mining and processing gold and associated minerals at the mine sites with the area of 70 sq. km in Phuoc Son and Nam
Giang districts, Quang Nam province
- All products are for exporting.

Scale		:	In the first 6 operation years, mining and production capacity according to the design is 150,000 tons of ore per year (average gold grade being 7.8gams/tonne of ore).
3.	Location of project	:	Plant is located at Dak Sa gold mine, Phuoc Duc commune, Phuoc Son district, Quang Nam province
4.	Investment capital	:	USD 65,000,000 (Sixty five million United States Dollars) of which contributed capital to implement the project is USD 5,000,000 Investors’ contribution as follows:

+ Quang Nam Mineral Industry Corporation: USD 750,000 (Seven hundred and fifty thousand United States Dollars), representing 15 percent of the Charter Capital of the Company
+ New Vietnam Mining Corp.: USD 4,250,000 (Four million two hundred and fifty thousand United States Dollars).
+ The rest of the capital is borrowed by the company from commercial banks or mobilized from other legal sources of capital.
+ During operation, MINCO is entitled to acquire from NVM a proportion of the Charter Capital owned by NVM so that MINCO can reach at least 30% of the Charter Capital after 5 years from the first profit making period.

5.	Operational term	:	30 (thirty) years as from 20 October 2003
6.	Project implementation schedule	:
+10/2003 – 1/2006: Complete Environment Impact Assessment Report and Feasibility Study to apply for Mining Licence;
+01/2006 – 4/2008 : Carry out initial investment activities including establishing mine infrastructure, studying and designing ore processing flow sheet, designing plant, tailing dam, making purchasing order to manufacturers of specialized equipment for plant, excavating declines,…
+05/2008 – 9/2009: Continue with construction of mine, processing plant and tailing dam, exploration for additional and upgrading reserves and expand mine
+10/2009: Commission the mine

7.	Project taxation	:
- Business Income Tax: 40% (forty percent) of profit.
- The Company is exempted from import tariff for fixed assets of the project.
- When transferring profit out of Vietnam, the foreign party is responsible to pay tax 7% (Seven percent) of the transferred amount.
- Other kinds of tax is applied in accordance with the laws of Vietnam at the moment of tax payment.

8.	Other Regulations	:
+The Company shall comply with laws of Vietnam, the rules of Investment Certificate, the clauses of Joint Venture Agreement, Company Charter; execute regulations of the laws of Vietnam on accounting system, statistics, tax, fully comply with the stipulations of the Vietnam Government and local authorities.
+The Company shall comply with laws of Vietnam, the rules of Investment Certificate, the clauses of Joint Venture Agreement, Company Charter; execute regulations of the laws of Vietnam on accounting system, statistics, tax, fully comply with the stipulations of the Vietnam Government and local authorities.
+The Company shall obey legal regulations of the Vietnam Government on gold business.
+The Company shall observe and completely implement the current regulations on environmental protection, landscape protection, industrial safety, and industrial sanitation; closely obey mining process, waste treatment, mine disarming, fire prevention and industrial safety according to the regulations of the Vietnam Government. Land rehabilitation after mining must observe the regulations of the Government and be controlled by Government authorities. +During exploration and exploitation, if other kinds of valuable and rare minerals are discovered, the Company shall inform relevant Government authorities within 10 days from the date of discovering in order to deal with it in accordance with the regulations on valuable and rare minerals administration of Vietnam Government.

Article 3: The Investment Certificate is made into 03 (three) original copies, of which 01 (one) copy shall be granted to PHUOC SON GOLD COMPANY LIMITED, 01 (one) copy shall be filed at Quang Nam People’s Committee and 01 (one) copy shall be sent to Quang Nam Department of Planning and Investment.
This Investment Certificate shall replace the Investment Licence no. 2355/GP dated 20 October 2003, the Amended Investment licence no. 2355/GCNDC1-BKH dated 25 October 2006 of the Ministry of Planning and Investment.

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Distribution:	On behalf of the People’s Committee
- As above	For President
- File	Vice President
LE MINH ANH
(Signed and Sealed)